SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box:

  Preliminary Proxy Statement

  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) Definitive Proxy Statement /x/
  Definitive Additional Materials
  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GP STRATEGIES CORPORATION
                            -------------------------
                (Name of Registrant as Specified In Its Charter)
     Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         No fee required

    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per  unit   price  or  other   underlying   value  of  transaction
          computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)         Proposed maximum aggregate value of transaction:

      (5)         Total fee paid:


      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)         Amount Previously Paid:

      (2)         Form, Schedule or Registration Statement No.:

      (3)         Filing Party:

      (4)         Date Filed:

                            GP STRATEGIES CORPORATION

                               9 West 57th Street
                                   Suite 4170

                            New York, New York 10019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held June 8, 2000

To the Stockholders:

  The Annual Meeting of Stockholders of GP Strategies Corporation (the "Company") will be held at the Sheraton Columbia Hotel, 10207 Wincopin Circle, Columbia, Maryland, on the 8th day of June, 2000, at 11:00 a.m., local time, for the following purposes:

  1. To elect nine Directors to serve until the next Annual Meeting and until their respective successors are elected and qualify.

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record as of the close of business on April 21, 2000 are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company's subsidiary, General Physics Corporation, 6700 Alexander Bell Drive, Columbia, Maryland.

                                           By Order of the Board of Directors

                                           Lydia M. DeSantis
                                           Secretary

New York, New York
May 2, 2000

  If you do not expect to be present at the meeting, please fill in, date and sign the enclosed Proxy and return it promptly in the enclosed return envelope.

                            GP STRATEGIES CORPORATION

                               9 West 57th Street
                                   Suite 4170

                            New York, New York 10019

                                 ---------------
                                                          New York, New York
                                                          May 2, 2000

                                 PROXY STATEMENT

  The accompanying Proxy is solicited by and on behalf of the Board of Directors of GP Strategies Corporation, a Delaware corporation (the "Company"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Columbia Hotel, 10207 Wincopin Circle, Columbia, Maryland, on the 8th day of June, 2000, at 11:00 a.m., local time, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy were first given or sent to security holders was May 2, 2000.

  Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by the execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

  The Proxies in the accompanying form will be voted in accordance with the specifications made and where no specifications are given, such Proxies will be voted FOR the nine nominees for election as directors named herein. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware that any other matters are to be presented for action at the meeting. Although it is intended that the Proxies will be voted for the nominees named herein, the holders of the Proxies reserve discretion to cast votes for individuals other than such nominees in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. The Proxies may not be voted for a greater number of persons than the number of nominees named. The election of directors will be determined by a plurality of the votes of the shares of Common Stock and Class B Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, in the case of shares that are present or represented at the Annual Meeting for quorum purposes, not voting such shares for a particular nominee for director, including by withholding authority on the Proxy, will not operate to prevent the election of such nominee if he or she otherwise receives a plurality of the votes.

                                VOTING SECURITIES

  The Board of Directors has fixed the close of business on April 21, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding capital stock of the Company on April 21, 2000 consisted of 11,273,824 shares of Common Stock, each entitled to one vote, and 800,000 shares of Class B Stock, each entitled to ten votes. A quorum of the stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock and Class B Stock, representing a majority of the number of votes entitled to be cast. The only difference in the rights of the holders of Common Stock and the rights of holders of Class B Stock is that the former class has one vote per share and the latter class has ten votes per share. The Class B Stock is convertible at any time into shares of Common Stock on a share for share basis at the option of the holders thereof.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the number of shares of Common Stock and Class B Stock beneficially owned as of April 3, 2000, by each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock or Class B Stock.


                                                               Amount and Nature of           Percent Of
    Title of            Name and Address                       Beneficial                     Class(1)
    Class               of Beneficial Owner                    Ownership


Class B Stock           Jerome I. Feldman                      843,750 shares(2)(3)(4)        78.5%
                        c/o GP Strategies Corporation
                        9 West 57th Street
                        Suite 4170
                        New York, NY 10019

Class B Stock           Andersen Weinroth & Co., L.P.          200,000 shares(4)(5)           25.0%
                        1330 Avenue of the Americas New
                        York, NY 10019
                                                                                              8.6%

Class B Stock           Scott N. Greenberg                     75,000 shares(6)
                        c/o GP Strategies Corporation
                        9 West 57th Street
                        Suite 4170
                        New York, NY 10019

Common Stock            Jerome I. Feldman                      850,136 shares(3)(4)(7)        7.0%

Common Stock            Cardinal Capital Management, L.L.C.    1,378,400 shares(8)            12.2%
                        One Fawcet Place
                        Greenwich, CT 06830

Common Stock            J.L. Kaplan Associates, LLC            870,500 shares(9)              7.7%
                        222 Berkeley Street
                        Boston, MA 02116

Common Stock            Wanger Asset Management L.P.           800,000 shares(10)             7.1%
                        227 West Monroe Street
                        Chicago, IL 60606

Common Stock            Martin M. Pollak                       835,335 shares(3)(11)          7.0%
                        c/o GP Strategies Corporation
                        9 West 57th Street
                        Suite 4170
                        New York, NY 10019

Common Stock            Caxton International Limited           687,900 shares (12)            6.1%
                        315 Enterprise Drive
                        Plainsboro, NJ 08536

Common Stock            Dimensional Fund Advisors, Inc.        671,505 shares (13)            6.0%
                        1299 Ocean Avenue
                        Santa Monica, CA 90401

---------

(1) The percentage of class calculation for Common Stock assumes for each beneficial owner that (i) all options are exercised in full and all shares of Class B Stock are converted into Common Stock only by the named beneficial owner and (ii) no other options are exercised and no other shares of Class B Stock are converted by any other stockholder. The percentage of class calculation for Class B Stock assumes for each beneficial owner that (i) all options to purchase Class B Stock are exercised in full only by the named beneficial owner, (ii) no other options to purchase Class B Stock are exercised by any other stockholder, and (iii) no shares of Class B Stock are converted into Common Stock by the named beneficial owner or any other stockholder.

(2) Includes 275,000 shares of Class B Stock issuable upon exercise of currently exercisable stock options held by Mr. Feldman.

(3) On December 29, 1998, Martin M. Pollak granted certain rights of first refusal with respect to his Class B Stock and options to purchase Class B
     Stock to Mr. Feldman and his family, and Mr. Feldman granted certain tag-along rights with respect to Class B Stock and options to purchase Class B Stock to Mr. Pollak and his family.

(4) The Company, Andersen Weinroth & Co., L.P. ("AW"), and Mr. Feldman have entered into a Stockholders Agreement, dated February 11, 2000 (the "AW Stockholders Agreement"), pursuant to which Mr. Feldman has (i) granted certain tag-along rights to AW with respect to shares of Class B Stock and options to purchase Class B Stock and (ii) agreed to vote all of his shares of Class B Stock in favor of the election of G. Chris Andersen or Stephen Weinroth if either of them is nominated by the Company to serve on the Board of Directors. Messrs. Andersen and Weinroth are the general partners of AW. As a result of the AW Stockholders Agreement, Messrs. Feldman, Andersen, and Weinroth and AW may be deemed members of a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). None of Messrs. Feldman, Andersen, and Weinroth and AW admits that he or it should be deemed to be a member of such a group.

(5) Pursuant to the AW Stockholders Agreement, AW is required to exercise its right to convert its shares of Class B Stock into Common Stock (i) upon the transfer of such shares to an unrelated party (other than pursuant to the exercise of the tag-along right granted to AW by Mr. Feldman), (ii) if neither Mr. Andersen or Mr. Weinroth is on the Board of Directors (both of Messrs. Andersen and Weinroth have agreed to resign from the Board of Directors if requested by the Board of Directors to do so for any reason), and (iii) at the request of the Company.

(6) Includes 75,000 shares of Class B Stock issuable upon exercise of currently exercisable stock options held by Mr. Greenberg.

(7) Includes (i) 1,173 shares of Common Stock held by members of Mr. Feldman's family, (ii) 568,750 shares of Common Stock issuable upon conversion of Class B Stock held by Mr. Feldman, (iii) 275,000 shares of Common Stock issuable upon conversion of Class B Stock issuable upon exercise of currently exercisable stock options held by Mr. Feldman, and
     (iv) 213 shares of Common Stock allocated to Mr. Feldman's account pursuant to the provisions of the General Physics Corporation Profit Investment Plan, a defined contribution plan (the "GPC Plan"). Mr. Feldman disclaims beneficial ownership of the 1,173 shares of Common Stock held by members of his family.

(8) Based on a Schedule 13G filed by Cardinal Capital Management, L.L.C. with the Securities and Exchange Commission (the "SEC").

(9)  Based on a Schedule 13G filed by J. L. Kaplan Associates, LLC with the SEC.

(10) Based on a Schedule 13G filed by Wanger Asset Management, L.P. ("Wanger") and Acorn Investment Trust ("Acorn") with the SEC. Wagner and Acorn have informed the Company that the shares have been acquired by Wagner on behalf of its discretionary clients, including Acorn.

(11) Includes (i) 633,877 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Pollak, (ii) 6,132 shares of Common Stock held by his wife, (iii) 1,617 shares of Common Stock held by a foundation of which Mr. Pollak is a trustee, and (iv) 31,250 shares of Common Stock issuable upon conversion of Class B Stock held by Mr. Pollak. Mr. Pollak disclaims beneficial ownership of the 6,132 shares of Common Stock held by his wife and the 1,617 shares held by the foundation.

(12) Based on a Schedule 13D filed jointly by Caxton International Limited, Bruce S. Kovner, and GDK, Inc. with the SEC.

(13) Based on a Schedule 13G filed by Dimensional Fund Advisors Inc. ("Dimensional") with the SEC. Dimensional has informed the Company that the shares are owned by advisory clients of Dimensional and that Dimensional disclaims beneficial ownership of such shares.

          SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

         The following table sets forth, as of April 3, 2000,the beneficial ownership of Common Stock, Class B Stock, and voting stock by each director and nominee for director, each of the named executive officers, and all directors and executive officers as a group.


                               Total Number                            Total
                               Of Shares of                            Number of
                               Common                Percent           Shares of              Percent
                               Stock                    of             Class B Stock            of
                               Beneficially          Common            Beneficially           Class B        Percent of
                               Owned                 Stock Owned(1)    Owned                  Stock(2)       Voting Stock(3)

Jerome I. Feldman(4)               850,136(5)           7.0%            843,750(6)            78.5%           38.3%
Scott N. Greenberg(4)              190,981(7)           1.7%             75,000(8)             8.6%            4.3%
John C. McAuliffe                   84,211(9)(10)        *                  -                   -               *
G. Chris Andersen                  200,000(11)(12)      1.7%            200,000(12)(13)       25.0%           10.4%
Sheldon L. Glashow(14)               6,179(9)            *                  -                   -               *
Roald Hoffmann(14)                  18,000(9)            *                  -                   -               *
Bernard M. Kauderer(14)              6,179(9)            *                  -                   -               *
Ogden R. Reid(14)                   13,429(9)            *                  -                   -               *
Gordon Smale(15)                     6,000(9)            *                  -                   -               *
Directors and Executive          1,375,115(16)         11.0%          1,118,750(17))          97.3%            49.8%
Officers as a Group
(9 persons)
------------------

* The number of shares owned is less than one percent of the outstanding shares or voting stock.

(1) The percentage of class calculation for Common Stock assumes for each beneficial owner and directors and executive officers as a group that (i) all options are exercised in full and all shares of Class B Stock are converted into Common Stock only by the named beneficial owner or members of the group and (ii) no other options are exercised and no other shares of Class B Stock are converted by any other stockholder.

(2) The percentage of class calculation for Class B Stock assumes for each beneficial owner and directors and executive officers as a group that (i) all options to purchase Class B Stock are exercised in full only by the named beneficial owner or members of the group, (ii) no other options to purchase Class B Stock are exercised by any other stockholder, and (iii) no shares of Class B Stock are converted into Common Stock by the named beneficial owner, members of the group, or any other stockholder.

(3) The percentage of voting stock calculation sets forth the percentage of the aggregate number of votes of all holders of Common Stock and Class B Stock represented by the Common Stock and Class B Stock beneficially owned by each beneficial owner and directors and executive officers as a group and assumes for each beneficial owner and directors and executive officers as a group that (i) all options are exercised in full only by the named beneficial owner or members of the group, (ii) no other options are exercised by any other stockholder, and (iii) no shares of Class B Stock are converted into Common Stock by the named beneficial owner, members of the group, or any other stockholder. Based on the Common Stock and Class B Stock outstanding at April 3, 2000, if no options are exercised and no shares of Class B Stock are converted into Common Stock by Mr. Feldman, AW, or any other stockholder, Mr. Feldman and AW would own 29.5% and 10.4% of the voting stock, respectively.

(4)   Member of the Executive Committee.

(5)   See footnotes 3, 4, and 7 to Principal Stockholders table.

(6)   See footnotes 2, 3, and 4 to Principal Stockholders table.

(7) Includes (i) 102,125 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Greenberg, (ii) 75,000 shares of Common Stock issuable upon conversion of Class B Stock issuable upon exercise of currently exercisable stock options held by Mr.
      Greenberg, and (iii) 138 shares of Common Stock allocated to Mr. Greenberg's account pursuant to the provisions of the GPC Plan.

(8)   See footnote 6 to Principal Stockholders table.

(9) Includes 73,143 shares for John C. McAuliffe, 6,000 shares for Sheldon L. Glashow, 18,000 shares for Roald Hoffmann, 6,000 shares for Bernard M. Kauderer, 13,000 shares for Ogden R. Reid, and 6,000 shares for Gordon Smale, issuable upon exercise of currently exercisable stock options.

(10) Includes 3,912 shares of Common Stock allocated to Mr. McAuliffe's account pursuant to the provisions of the GPC Plan.

(11) Includes 200,000 shares of Common Stock issuable upon conversion of Class B Stock held by AW.

(12) Mr. Andersen is a general partner of AW and may be deemed to own the shares of Class B Stock and Common Stock beneficially owned by AW. However, Mr. Andersen disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in these shares.

(13)  See footnotes 4 and 5 to Principal Stockholders table.

(14)  Member of the Audit Committee.

(15)  Member of the Compensation Committee.

(16) Includes (i) 224,268 shares of Common Stock issuable upon exercise of currently exercisable stock options, (ii) 768,750 shares of Common Stock issuable upon conversion of Class B Stock, (iii) 350,000 shares of Common Stock issuable upon conversion of Class B Stock issuable upon exercise of currently exercisable stock options, and (iv) 4,263 shares of Common Stock allocated to accounts pursuant to the provisions of the GPC Plan.

(17) Includes 350,000 shares of Class B Stock issuable upon exercise of currently exercisable stock options.

      As of April 3, 2000, the Company owned 2,842,300 shares of SGLG, Inc. ("SGLG") common stock, constituting approximately 92% of the outstanding shares.

      On December 29, 1998, the Company and Messrs. Feldman and Pollak entered into an agreement (the "Exchange Agreement"). Pursuant to the Exchange Agreement, on January 4, 1999, Mr. Pollak transferred to Mr. Feldman options to purchase 193,750 shares of Class B Stock in exchange for options to purchase 172,422 shares of Common Stock plus 26,495 shares of Common Stock (the
"Exchange"). In addition, Mr. Pollak granted certain rights of first refusal with respect to his Class B Stock and options to purchase Class B Stock to Mr. Feldman and his family, and Mr. Feldman granted certain tag-along rights with respect to Class B Stock and options to purchase Class B Stock to Mr. Pollak and his family. In addition, Mr. Pollak agreed that, until May 31, 2004, during any period commencing on the date any person or group commences or enters into, or publicly announces an intention to commence or enter into, and ending on the date such person abandons, a tender offer, proxy fight, or other transaction that may result in a change in control of the Company, he will vote his shares of Common Stock and Class B Stock on any matter in accordance with the recommendation of the Board of Directors. On September 22, 1999, the Company and Messrs. Feldman and Pollak entered into an agreement (the "Second Exchange Agreement") pursuant to which Mr. Pollak transferred to Mr. Feldman options to purchase 212,500 shares of Class B Stock and in exchange Mr. Feldman transferred to Mr. Pollak options to purchase 227,705 shares of Common Stock plus 24,372 shares of Common Stock (the "Second Exchange"). The Exchange, the other provisions of the Exchange Agreement, and the Second Exchange may have resulted in, or may at a subsequent date result in, a change of control of the Company from Messrs. Feldman and Pollak jointly to Mr. Feldman.

ELECTION OF DIRECTORS

  Nine directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify. The Proxies solicited by this proxy statement may not be voted for a greater number of persons than the number of nominees named. It is intended that these Proxies will be voted for the following nominees, but the holders of these Proxies reserve discretion to cast votes for individuals other than the nominees for director named below in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. Set forth below are the names of the nominees, the principal occupation of each, the year in which first elected a director of the Company and certain other information concerning each of the nominees.

  Jerome I. Feldman is founder and since 1959 has been President and Chief Executive Officer and a Director of the Company. He has also been Chairman of the Board of the Company since June 1999. He has been a Director of Five Star Products, Inc. ("Five Star"), a wholesale distributor of home decorating, hardware and finishing products, since 1994, a Director of GSE Systems, Inc. ("GSE"), a company engaged in the business of real time simulation and process automation in the power and process industries, since 1994, and Chairman of the Board of GSE since 1997. Mr. Feldman is also Chairman of the New England Colleges Fund and a Trustee of Northern Westchester Hospital. Age 71

  Scott N. Greenberg has been a Director of the Company since 1987 and Executive Vice President and Chief Financial Officer since June 1998. He was Vice President and Chief Financial Officer from 1989 to June 1998 and Vice President, Finance from 1985 to 1989. He has been a Director of Five Star since 1998 and a director of GSE since May 1999. Age 43

  John C. McAuliffe has been a Director of the Company since 1997, Senior Vice President of the Company since June 1998 and President of General Physics Corporation ("GPC"), a wholly-owned subsidiary of the Company, since 1997. He was Executive Vice President and Chief Operating Officer of GPC from 1994 to 1997; Senior Vice President from 1993 to 1994; Chief Financial Officer and Treasurer from 1992 to 1993; and Vice President, Finance from 1991 to 1992. Age 41

  G. Chris Andersen has been a Director of the Company since February 2000. Mr. Andersen is one of the founders of Andersen Weinroth & Co., L.P., which commenced operations in January 1996. From 1992 to 1995, he was Vice Chairman and head of International Investment Banking at PaineWebber Incorporated and prior thereto was a Managing Director and head of the Investment Banking Group at Drexel Burnham. Mr. Andersen serves as a director of four other public companies, Sunshine Mining and Refining Company, TEREX Corporation, Compost America, and Headway Corporate Resources, Inc. Age 62.

  Sheldon L. Glashow, Ph.D. has been a Director of the Company since 1997. Dr. Glashow is the Higgins Professor of Physics and the Mellon Professor of the Sciences at Harvard University. He was the recipient of the Nobel Prize in Physics in 1971. He has been a Director of GSE since 1995 and a Director of Interferon Sciences, Inc. ("ISI"), a biopharmaceutical company, since 1991. Dr. Glashow is a foreign member of the Russian Academy of Sciences. Age 67

  Roald Hoffmann, Ph.D. has been a Director of the Company since 1988. He has been the John Newman Professor of Physical Science at Cornell University since 1974. Dr. Hoffmann is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. In 1981, he shared the Nobel Prize in Chemistry with Dr. Kenichi Fukui. Age 62

  Bernard M. Kauderer has been a Director of the Company since 1997. He retired from the United States Navy in 1986 as Vice Admiral. He was Former Commander, Submarine Force, United States Atlantic and Pacific Fleets. He has been a consultant to industry and government since 1986. Age 68

  Ogden R. Reid has been a Director of the Company since 1979. Mr. Reid had been Editor and Publisher of the New York Herald Tribune and of its International Edition; United States Ambassador to Israel; a six-term member of the United States Congress and a New York State Environmental Commissioner. Age 74

  Gordon Smale has been a Director of the Company since 1997. He has been President and a Director of Atlantic Oil Corporation, a producing oil and gas company, since 1970; President of Atmic, Inc., an oil and gas management company, since 1983; Chairman of the Board of CamWest Inc., an oil and gas exploration and development company, since 1992; and Manager of Cedar Ridge LLC, a methane coal gas exploration and development company, since 1994. Age 68

  Herbert R. Silverman, who had been a Director of the Company since 1994, retired from the Board of Directors on April 1, 2000.

  Pursuant to the AW Stockholders Agreement, the Company agreed, subject to its fiduciary duties, (a) if Mr. Andersen was then willing and able to serve on the Board of Directors, promptly after the sale on February 11, 2000 of 200,000 shares of Class B Stock to AW, to nominate Mr. Andersen to serve on the Board of Directors and to use its best efforts to cause him to be elected to the Board of Directors and (b) if Mr. Andersen shall cease to serve on the Board of Directors as a result of his death, disability or voluntary resignation and Stephen
Weinroth is then willing and able to serve on the Board of Directors, to nominate Mr. Weinroth to serve on the Board of Directors and to use its best efforts to cause him to be elected to the Board of Directors. The Company has no obligation to renominate Mr. Andersen or Mr. Weinroth to serve on the Board of Directors, and both of Messrs. Andersen and Weinroth have agreed to resign from the Board of Directors if requested by the Board of Directors to do so for any reason. Also pursuant to the AW Stockholders Agreement, Mr. Feldman has agreed to vote all of his shares of Class B Stock in favor of the election of Mr. Andersen or Mr. Weinroth if either of them is nominated by the Company to serve on the Board of Directors.

Board of Directors

  The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings. The Board of Directors held ten meetings in 1999. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of committees of the Board on which they served, except for Roald Hoffmann and Gordon Smale. The Board of Directors has an Executive Committee, Compensation Committee, and Audit Committee. In 1999, the Board of Directors also had a Special Negotiating Committee.

  The Executive Committee, consisting of Jerome I. Feldman and Scott N. Greenberg, meets on call and has authority to act on most matters during the intervals between Board meetings. The committee formally acted ten times in 1999 through unanimous written consent.

  The Audit Committee reviews the internal controls of the Company and the objectivity of its financial reporting. It meets with appropriate Company financial personnel and the Company's independent certified public accountants in connection with these reviews. This committee recommends to the Board of Directors the appointment of the independent certified public accountants to serve as auditors for the following year in examining the books and records of the Company. This Committee met once in 1999. The Audit Committee consists of Ogden R. Reid, Roald Hoffmann, Sheldon L. Glashow and Bernard M. Kauderer.

  The Compensation Committee, consisting of Herbert R. Silverman (prior to his retirement) and Gordon Smale, has the authority to act with respect to the executive compensation of the Company. In 1999, the Compensation Committee held three meetings.

Directors Compensation

         Directors who are not employees of the Company or its subsidiaries receive an annual fee of $5,000, payable quarterly, and $1,000 for each meeting of the Board of Directors attended, but do not receive any additional compensation for service on committees of the Board of Directors, other than the Special Negotiating Committee. Employees of the Company or its subsidiaries do not receive additional compensation for serving as directors. During 1999, Admiral Kauderer, Dr. Glashow, Mr. Reid, and Mr. Silverman each received an additional $15,000 for his service on the Special Negotiating Committee.

                             EXECUTIVE COMPENSATION

  The following table and notes present the compensation paid by the Company and subsidiaries to its President and Chief Executive Officer and the Company's other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                             Annual                      Long Term
                                                           Compensation                 Compensation           All Other
                                                     Salary                Bonus         Stock/Options       Compensation

Name and Principal Position           Year             ($)                  ($)          (# Shares)(1)            ($)
---------------------------           ----           -------          ------------     ----------------    ----------

Jerome I. Feldman                     1999            450,899               -              100,000             124,067(2)
  President and Chief                 1998            320,780               -                 -                 87,867(3)
  Executive Officer                   1997            336,008          135,950(4)          125,000             181,379(5)

Scott N. Greenberg                    1999            235,300               -              100,000              28,888(6)
  Executive Vice President            1998            227,000               -                 -                 29,316(7)
  and Chief Financial Officer         1997            218,112           51,570(8)           87,125              78,116(9)


John C. McAuliffe                     1999            241,313(10)      410,000(10)         120,000              26,239(11)
  Senior Vice President               1998            211,585(10)       90,000(10)          10,000              26,288(12)
  President, General Physics          1997            200,979(10)       75,000(10)          60,000             105,920(13)
  Corporation


(1) Consists of options to purchase shares of Common Stock granted pursuant to the Company's 1973 Non-Qualified Stock Option Plan, as amended (the "Plan").

(2) Includes $49,000 in cash and Common Stock received in connection with the merger of the Company and GPC (the "Merger"); a $4,000 matching contribution to the Company's 401(k) Savings Plan (the "401(k) Savings Plan"); and $21,067 for split dollar life insurance premiums.

(3) Includes $49,000 in cash and Common Stock received in connection with the Merger; $20,304 for group term life insurance premiums; a $4,000 matching contribution to the 401(k) Savings Plan; and $14,563 for split dollar life insurance premiums.

(4) Includes $50,000 as a bonus from GPC for services rendered to GPC and $85,950 in shares of ISI common stock, deferred at the election of the Mr. Feldman from 1996 to 1997, for services rendered to ISI.

(5) Includes $147,000 in cash and Common Stock received in connection with the Merger; $11,340 for group term life insurance premiums; a $3,800 matching contribution to the 401(k) Savings Plan; and $19,239 for split dollar life insurance premiums.

(6) Includes $24,500 in cash and Common Stock received in connection with the Merger; a $4,000 matching contribution to the 401(k) Savings Plan; and $388 for split dollar life insurance premiums.

(7) Includes $24,500 in cash and Common Stock received in connection with the Merger; a $4,000 matching contribution to the 401(k) Savings Plan; and $816 for group term life insurance premiums.

(8) Bonus received from ISI in shares of ISI common stock, deferred at the election of Mr. Greenberg from 1996 to 1997, for services rendered to ISI.

(9) Includes $73,500 in cash and Common Stock received in connection with the Merger; a $3,800 matching contribution to the 401(k) Savings Plan; and $816 for group term life insurance premiums.

(10)   Paid by GPC for services rendered solely to GPC.

(11) Includes $20,134 in cash and Common Stock received in connection with the Merger; $5,700 contributed by GPC under the GPC Plan, and $405 for split dollar life insurance premiums paid by GPC.

(12) Includes $20,153 in cash and Common Stock received in connection with the Merger; $5,700 contributed by GPC under the GPC Plan, and $435 for group term life insurance premiums paid by GPC.

(13) Consists of $100,650 in cash and Common Stock received in connection with the Merger; $4,940 contributed by GPC under the GPC Plan; and $330 for group term life insurance premiums paid by GPC.

        The following table and notes contain information concerning the grant of stock options in 1999 to the named executive officers.

                              OPTION GRANTS IN 1999

                                                                                              Potential Realizable
                                   Percent                                                    Value at Assumed
                                   of Total                                                   Annual Rates of
                                   Options        Exercise                                    Stock Price
                     Options       Granted to     or Base                                     Appreciation for
                     Granted       Employees      Price          Market         Expiration    Option Term(2)
Name                 (#)(1)        in 1999        ($/Sh)         Value($/Sh)    Date          5%($)       10%($)
-----                ------

Jerome I. Feldman     100,000        12%            8.00            8.00        05/31/04      221,025      488,408
Scott N. Greenberg    100,000        12%            8.00            8.00        06/30/04      221,025      488,408
John C. McAuliffe      20,000         2%           14.625          14.625       02/10/04      80,812       178,574
                      100,000        12%            8.00            8.00        06/30/04      221,025      488,408
----------

(1) Options to purchase Common Stock granted pursuant to the terms of the Plan. The options are exercisable cumulatively at the rate of 20% per annum for a period of five years from the date of grant.

(2) Represents gain that would be realized assuming the options were held for the entire five year term and the stock price increased at compounded rates of 5% and 10% from a base price of $8.00 or $14.625 per share. The potential realizable values per option or per share under such 5% and 10% rates of stock appreciation would be $2.21 and $4.88 from a base price of $8.00 per share and $4.04 and $8.93 from a base price of $14.625 per share. These amounts represent assumed rates of appreciation only. Actual gain, if any, on option exercise and Common Stock holdings will be dependent on overall market conditions and on the future performance of the Company and its Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

  The following table and notes contain information concerning the exercise of stock options during 1999 and unexercised options held at the end of 1999 by the named executive officers. Unless otherwise indicated, options are to purchase Common Stock.


                       AGGREGATED OPTION EXERCISES IN 1999

                           AND YEAR-END OPTION VALUES

                                                                    Exercisable/Unexercisable        Value of Unexercised
                           Shares                                            Options                In-the-Money Options at
                           Acquired            Value                 at December 31, 1999(#)        December 31, 1999($)(1)
 Name                      on Exercise(#)      Realized($)(1)       Exercisable/Unexercisable      Exercisable/Unexercisable
----                       --------------      --------------       -------------------------      -------------------------
Jerome I. Feldman            214,762(2)        85,915              425,000(3)       53,623          -0-            -0-
Scott N. Greenberg            -0-                -0-               102,125(3)      110,000          -0-            -0-
John C. McAuliffe             -0-                -0-                68,286         131,714          -0-            -0-

---------

(1) Calculated based on $6.125, which was the closing price of the Common Stock as reported by the New York Stock Exchange on December 31, 1999.

(2)   Includes 193,750 shares of Class B Stock.

(3) Includes options to purchase 425,000 and 75,000 shares of Class B Stock held by Messrs. Feldman and Greenberg, respectively.

  The following table and notes contain information concerning the exercise of stock options pursuant to the GTS Duratek, Inc. Stock Option Plan of the Company during 1999 and unexercised options held at the end of 1999 by the named executive officers.


                       AGGREGATED OPTION EXERCISES IN 1999
                           AND YEAR-END OPTION VALUES

                             Shares                                Exercisable/Unexercisable       Value of Unexercised
                            Acquired             Value                    Options at               In-the-Money Options at
                           on Exercise(#)       Realized($)(1)        December 31, 1999(#)         December 31, 1999 ($)(1)
Name                           (#)              ($)(1)             Exercisable/Unexercisable       Exercisable/Unexercisable
----                      -------------        ---------           -------------------------      -------------------------

Jerome I. Feldman             85,000            353,875              15,000          -0-           89,550           -0-
------------

(1) Calculated based on the closing price of the Duratek common stock, as reported by Nasdaq National Market on December 31, 1999, which was $7.875.

Compensation Committee Report on Executive Compensation

       The Compensation Committee is responsible for administering the compensation program for the executive officers of the Company. The Compensation Committee consisted of Herbert R. Silverman (prior to his retirement) and Gordon Smale.

       The Compensation Committee's executive compensation policies are designed to offer competitive compensation opportunities for all executives which are based on personal performance, individual initiative, and achievement, as well as assisting the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

       Compensation paid to the Company's executive officers generally consists of the following elements: base salary, annual bonus, and long-term compensation in the form of stock options and the 401(k) Savings Plan. The compensation for the executive officers of the Company is determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the Company's executive compensation philosophy. Subjective considerations of individual performance are considered by the Compensation Committee in establishing annual bonuses and other incentive compensation.

       The Company has certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 1999, the Company also made matching contributions to the 401(k) Savings Plan for those participants.

Mr. Feldman's 1999 Compensation

       Mr. Feldman's compensation in 1999 was determined principally by the terms of his employment agreements with the Company, which were negotiated with the Compensation Committee of the Board of Directors. Mr. Feldman's then-existing employment agreement with the Company terminated on May 31, 1999, and effective June 1, 1999 the Company and Mr. Feldman entered into a new five-year employment agreement, which is described below. In considering Mr. Feldman's compensation and the terms of the new employment agreement, the Compensation Committee considered Mr. Feldman's significant contribution to the strategic redirection of the Company over the last several years, his role with respect to the divestiture of the Company's non-core assets, and the Company's transformation into a global performance improvement and training company. However, based on the Company's disappointing financial performance in the last half of 1999, the Compensation Committee did not believe that a bonus was warranted in 1999.

             Herbert R. Silverman                        Gordon Smale

Employment Agreements

       Jerome I. Feldman. As of June 1, 1999, Jerome I. Feldman and the Company entered into an employment agreement pursuant to which Mr. Feldman is employed as the President and Chief Executive Officer of the Company until May 31, 2004, unless sooner terminated.

       Commencing June 1, 1999, Mr. Feldman's base annual salary is $400,000, with annual increases of $25,000. The Company and Mr. Feldman have agreed to negotiate in good faith to formulate an annual incentive based compensation arrangement based on the Company's achieving certain financial milestones which will be fair and equitable to Mr. Feldman and the Company and its stockholders. Each December, the Board of Directors is required to determine Mr. Feldman's bonus for the year then ending, based upon the Company's revenues, profits or losses, financing activities, and such other factors deemed relevant by the Board of Directors. Pursuant to the employment agreement, the Company has granted Mr. Feldman under the Company's option plan options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $8.00 per share, the market price on the date of grant. Such options vest 20% immediately and 20% on each June 1 commencing June 1, 2000 and terminate on May 31, 2004. The Company is required to provide Mr. Feldman with an automobile, to pay for country club dues, which membership is to be used primarily to further the Company's business, and to maintain the existing life and disability insurance covering Mr. Feldman. The maturity date of the Company's presently outstanding loans to Mr. Feldman was extended to May 31, 2004, and all contractual restrictions imposed by the Company on the disposition by Mr. Feldman of shares of Class B Stock were terminated.

       The Company may terminate the employment agreement for Cause, which is defined as (i) the willful and continued failure by Mr. Feldman to substantially perform his duties or obligations or (ii) the willful engaging by Mr. Feldman in misconduct which is materially monetarily injurious to the Company. If the employment agreement is terminated for Cause, the Company is required to pay Mr. Feldman his full salary through the date his employment is terminated. If Mr. Feldman's employment is terminated by his death, the Company is required to pay to his heirs, in a lump sum, an amount equal to his full salary for the period ending May 31, 2004. If, as a result of Mr. Feldman's incapacity due to physical or mental illness, he is absent from his duties on a full-time basis for the entire period of six consecutive months, and he does not return within 30 days of notice, the Company may terminate his employment. Mr. Feldman is entitled to receive his full salary during the disability period until his employment is terminated.

       Mr. Feldman can terminate the employment agreement for Good Reason, which is defined to include (i) a change in control of the Company or (ii) a failure by the Company to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Current Report on Form 8-K ("Form 8-K") pursuant to Section 13 or 15(d) of the Exchange Act, other than a change of control resulting in control by Mr. Feldman or a group including Mr. Feldman, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Feldman or a group including Mr. Feldman, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (iii) at any time individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board.

       If the Company wrongfully terminates the employment agreement or Mr. Feldman terminates the employment agreement for Good Reason, then (i) the Company is required to pay Mr. Feldman his full salary through the termination date; (ii) the Company is required to pay as severance pay to Mr. Feldman an amount equal to (a) Mr. Feldman's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date, multiplied by (b) the greater of (i) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated and (ii) three, such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated; (iii) all options to purchase the Company's Common Stock granted to Mr. Feldman under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. Feldman's employment by the Company had not terminated and, if Mr. Feldman's termination is based on a change of control of the Company and Mr. Feldman elects to surrender any or all of such options to the Company, the Company is required to pay Mr. Feldman a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over
(b) the aggregate exercise price of the options surrendered; (iv) the Company is required to maintain in full force and effect, for a number of years equal to the greater of (a) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated and (b) three, all employee benefit plans and programs in which Mr. Feldman was entitled to participate immediately prior to the termination date; and (v) if termination of the employment agreement arises out of a breach by the Company, the Company is required to pay all other damages to which Mr. Feldman may be entitled as a result of such breach.

       Notwithstanding the foregoing, the Company shall not be obligated to pay any portion of any amount otherwise payable to Mr. Feldman if the Company could not reasonably deduct such portion solely by operation of Section 280G ("Section 280G") of the Internal Revenue Code of 1986, as amended.

       Scott N. Greenberg. As of July 1, 1999, Scott N. Greenberg and the Company entered into an employment agreement pursuant to which Mr. Greenberg is employed as the Executive Vice President of the Company. Unless sooner terminated pursuant to its terms, the employment agreement terminates on June 30, 2004, provided that if the employment agreement has not been terminated prior to June 30, 2002, the employment agreement is extended on June 30, 2002 to June 30, 2005.

       Commencing July 1, 1999, Mr. Greenberg's base annual salary is $250,000, with annual increases to be determined by the Board of Directors of not less than the greater of (i) 3% and (ii) the percentage increase in the Consumer Price Index. The Company agreed to pay Mr. Greenberg a signing bonus of $300,000, which Mr. Greenberg waived. Mr. Greenberg is entitled to an annual bonus based upon the percentage increase in GPC's earnings before interest, taxes, depreciation and amortization, excluding extraordinary or unusual nonrecurring items of income and expense ("EBITDA"), from GPC's EBITDA for the prior year, up to 50% of his base salary. Pursuant to the employment agreement, the Company has granted Mr. Greenberg under the Company's option plan options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $8.00 per share, the market price on the date of grant. Such options vest 20% immediately and 20% on each July 1 commencing July 1, 2000 and terminate on June 30, 2004. The Company is required to provide Mr. Greenberg with an automobile and to maintain the existing life and disability insurance covering Mr. Greenberg.

       The Company may terminate the employment agreement for Cause, which is defined as (i) the willful and continued failure by Mr. Greenberg to substantially perform his duties or obligations or (ii) the willful engaging by Mr. Greenberg in misconduct which is materially monetarily injurious to the Company. If the employment agreement is terminated for Cause, the Company is required to pay Mr. Greenberg his full salary through the date his employment is terminated. If Mr. Greenberg's employment is terminated by his death, the Company is required to pay to his spouse or estate his full salary for a period of one year. If, as a result of Mr. Greenberg's incapacity due to physical or mental illness, he is absent from his duties on a full-time basis for the entire period of six consecutive months, and he does not return within 30 days of notice, the Company may terminate his employment. Mr. Greenberg is entitled to receive his full salary during the disability period until his employment is terminated.

       Mr. Greenberg can terminate the employment agreement for Good Reason, which is defined to include (i) a change in control of the Company, (ii) a management change in control of the Company, or (iii) a failure by the Company to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as any of the following, but only if not approved by the Board of Directors, (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, other than a change of control resulting in control by Mr. Feldman or Mr. Greenberg or a group including Mr. Feldman or Mr. Greenberg, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Feldman or Mr. Greenberg or a group including Mr. Feldman or Mr. Greenberg, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (iii) the Company and its affiliates owning less than a majority of the voting stock of GPC, (iv) the sale of all or substantially all of the assets of GPC, or (v) at any time when there has not been a management change of control of the Company, individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board. A "management change in control" of the Company is defined as (i) an event that would have constituted a change of control of the Company if it had not been approved by the Board of Directors or (ii) a change in control of the Company of a nature that would be required to be reported in response to
Item 1(a) of Form 8-K, resulting in control by a buy-out group including Mr. Feldman but not Mr. Greenberg.

       If the Company wrongfully terminates the employment agreement or Mr. Greenberg terminates the employment agreement for Good Reason (other than as a result of a management change of control), (i) the Company is required to pay Mr. Greenberg his full salary and provide him his benefits through the termination date, and pay him his full annual bonus for the calendar year in which termination occurs; (ii) the Company is required to pay as severance pay to Mr. Greenberg an amount equal to (a) Mr. Greenberg's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date, multiplied by (b) the greater of (I) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (II) three, such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended; (iii) all options to purchase the Company's Common Stock granted to Mr. Greenberg under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. Greenberg's employment by the Company had not terminated and, if Mr. Greenberg's termination is based on a change of control of the Company and Mr. Greenberg elects to surrender any or all of such options to the Company, the Company is required to pay Mr. Greenberg a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over
(b) the aggregate exercise price of the options surrendered; (iv) the Company is required to maintain in full force and effect, for a number of years equal to the greater of (a) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (b) three, all employee benefit plans and programs in which Mr. Greenberg was entitled to participate immediately prior to the termination date; and (v) if termination of the employment agreement arises out of a breach by the Company, the Company is required to pay all other damages to which Mr. Greenberg may be entitled as a result of such breach.

       If Mr. Greenberg terminates the employment agreement for Good Reason as a result of a management change of control, (i) the Company is required to pay Mr. Greenberg his full salary and provide him his benefits through the termination date, and pay him his full annual bonus for the calendar year in which termination occurs; (ii) the Company is required to pay as severance pay to Mr. Greenberg a lump sum amount equal to twice Mr. Greenberg's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date; (iii) all options to purchase the Company's Common Stock granted to Mr. Greenberg under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. Greenberg's employment by the Company had not terminated and, if Mr. Greenberg elects to surrender any or all of such options to the Company, the Company is required to pay Mr. Greenberg a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over (b) the aggregate exercise price of the options surrendered; and (iv) the Company is required to maintain in full force and effect for two years all employee benefit plans and programs in which Mr. Greenberg was entitled to participate immediately prior to the termination date.

       Notwithstanding the foregoing, the Company shall not be obligated to pay any portion of any amount otherwise payable to Mr. Greenberg if the Company could not reasonably deduct such portion solely by operation of Section 280G.

       John C. McAuliffe. As of July 1, 1999, John C. McAuliffe and GPC entered into an employment agreement pursuant to which Mr. McAuliffe is employed as President of GPC. Unless sooner terminated pursuant to its terms, the employment agreement terminates on June 30, 2004, provided that if the employment agreement has not been terminated prior to June 30, 2002, the employment agreement is extended on June 30, 2002 to June 30, 2005, and if the employment agreement has not been terminated prior to June 30, 2003, the employment agreement is extended on June 30, 2003 to June 30, 2006.

       Commencing July 1, 1999, Mr. McAuliffe's base annual salary is $250,000, with annual increases to be determined by the Board of Directors of GPC of not less than 5%. GPC paid Mr. McAuliffe a signing bonus of $300,000. In addition, Mr. McAuliffe was given the right to allocate bonuses in an aggregate amount of up to $800,000 to other GPC employees, provided that such employees agreed to return their bonus if their employment with GPC terminates prior to July 1, 2002. Mr. McAuliffe is entitled to an annual bonus based upon the percentage increase in GPC's EBITDA from GPC's EBITDA for the prior year, up to 50% of his base salary. Pursuant to the employment agreement, the Company has granted Mr. McAuliffe under the Company's option plan options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $8.00 per share, the market price on the date of grant. Such options vest 20% immediately and 20% on each July 1 commencing July 1, 2000 and terminate on June 30, 2004. GPC is required to provide Mr. McAuliffe with an automobile, to pay up to $10,000 for country club dues, which membership is to be used primarily to further the GPC's business, and to maintain the existing life and disability insurance covering Mr. McAuliffe.

       GPC may terminate the employment agreement for Cause, which is defined as
(i) the willful and continued failure by Mr. McAuliffe to substantially perform his duties or obligations or (ii) the willful engaging by Mr. McAuliffe in misconduct which is materially monetarily injurious to GPC. If the employment agreement is terminated for Cause, GPC is required to pay Mr. McAuliffe his full salary through the date his employment is terminated. If Mr. McAuliffe's employment is terminated by his death, GPC is required to pay to his spouse or estate his full salary for a period of one year. If, as a result of Mr. McAuliffe's incapacity due to physical or mental illness, he is absent from his duties on a full-time basis for the entire period of six consecutive months, and he does not return within 30 days of notice, GPC may terminate his employment. Mr. McAuliffe is entitled to receive his full salary during the disability period until his employment is terminated.

       Mr. McAuliffe can terminate the employment agreement for Good Reason, which is defined to include (i) a change in control of the Company or (ii) a failure by GPC to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, other than a change of control resulting in control by Mr. Feldman or Mr. McAuliffe or a group including Mr. Feldman or Mr. McAuliffe, (ii) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, resulting in control by a buy-out group including Mr. Feldman but not Mr. McAuliffe, (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Feldman or Mr. McAuliffe or a group including Mr. Feldman or Mr. McAuliffe, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (iv) the Company and its affiliates owning less than a majority of the voting stock of GPC, (v) the sale of all or substantially all of the assets of GPC, or (vi) at any time individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board.

         If GPC wrongfully terminates the employment agreement or Mr. McAuliffe terminates the employment agreement for Good Reason, (i) GPC is required to pay Mr. McAuliffe his full salary and provide him his benefits through the ]termination date, and pay him his full annual bonus for the calendar year in which termination occurs; (ii) GPC is required to pay as severance pay to Mr. McAuliffe an amount equal to (a) Mr. McAuliffe's average annual cash compensation received from GPC during the three full calendar years immediately preceding the termination date, multiplied by (b) the greater of (I) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (II) three, such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended; (iii) all options to purchase the Company's Common Stock granted to Mr. McAuliffe under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. McAuliffe's employment by GPC had not terminated and, if Mr. McAuliffe's termination is based on a change of control of the Company and Mr. McAuliffe elects to surrender any or all of such options to GPC, GPC is required to pay Mr. McAuliffe a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over (b) the aggregate exercise price of the options surrendered; (iv) GPC is required to maintain in full force and effect, for a number of years equal to the greater of
(a) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (b) three, all employee benefit plans and programs in which Mr. McAuliffe was entitled to participate immediately prior to the termination date; and (v) if termination of the employment agreement arises out of a breach by GPC, GPC is required to pay all other damages to which Mr. McAuliffe may be entitled as a result of such breach.

       Notwithstanding the foregoing, GPC shall not be obligated to pay any portion of any amount otherwise payable to Mr. McAuliffe if GPC could not reasonably deduct such portion solely by operation of Section 280G.

       The Company guaranteed the performance by GPC of its obligations under Mr. McAuliffe's employment agreement.

Certain Transactions

       Pursuant to the Consulting and Severance Agreement dated December 29, 1998 between the Company and Martin M. Pollak, the former Executive Vice President and Treasurer of the Company and the beneficial owner of 7.0% of the Company's Common Stock, Mr. Pollak receives $200,000 per year for a five-year period ending May 31, 2004. During this period, Mr. Pollak is receiving certain benefits, including life insurance, medical benefits, use of an automobile, use of an office, and secretarial support.

       The Exchange Agreement and Second Exchange Agreement are described under the caption "Security Ownership of Directors and Named Executive Officers." In the Second Exchange Agreement, the Company granted certain registration rights to Mr. Pollak and consented to the Second Exchange.

       The AW Stockholders Agreement is described under the captions "Principal Stockholders" and "Election of Directors."

       The Company has made loans to Jerome I. Feldman, the Chairman of the Board, President, and Chief Executive Officer of the Company. Mr. Feldman primarily utilized the proceeds of such loans to exercise options to purchase Class B Stock. Such loans bear interest at the prime rate of Fleet Bank and are secured by the purchased Class B Stock. As of March 31, 2000, the aggregate amount of indebtedness outstanding was approximately $4,882,000, which was the largest aggregate amount of indebtedness outstanding since January 1, 1999.

       During the first quarter of 1999, Mr. Feldman sold 43,593 shares of Common Stock owned by him to the Company at their then market value and received proceeds of approximately $828,000. The Company is holding such 43,593 shares as treasury stock and Mr. Feldman utilized the proceeds of such sale to reduce his outstanding indebtedness to the Company.

       For the year ended December 31, l999, Michael Feldman received salary from GPC of approximately $120,000. Michael Feldman is the son of Jerome I. Feldman.

                                PERFORMANCE GRAPH

         The following table compares the performance of the Common Stock for the periods indicated with the performance of the NYSE Market Index and the MG Group Index/Education and Training Services assuming $100 were invested on December 31, 1994 in the Common Stock, the NYSE Market Index and the MG Group Index/Education and Training Services. Values are as of December 31 of the specified year assuming that all dividends were reinvested.


                  Comparison of 5-Year Cumulative Total Return

Company/Index Name     1994     1995       1996       1997      1998       1999

GP STRATEGIES        100.00   118.10     106.03      191.38    206.90     84.48
-------------------------------------------------------------------------------
MG GROUP INDEX/
EDUCTION AND
TRAINING SERVICES    100.00   182.55     333.15      441.01    495.92    319.50
-------------------------------------------------------------------------------
NYSE MARKET INDEX    100.00   129.66     156.20      205.49    244.52    267.75
-------------------------------------------------------------------------------



                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the period January 1, 1999 to April 3, 2000, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Jerome I. Feldman, Scott N. Greenberg and John C. McAuliffe each filed one late report.

                              STOCKHOLDER PROPOSALS

         Stockholders may present proposals for inclusion in the Company's 2001 proxy statement provided they are received by the Company no later than January 3, 2001 and are otherwise in compliance with applicable SEC regulations. In addition to the above requirements, the Company's By-laws provide that any stockholder wishing to nominate a candidate for director or to propose other business at an annual meeting of stockholders of the Company must give written notice that is received by the Secretary of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (no later than March 10, 2001 with respect to the 2001 Annual Meeting of Stockholders); provided that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made. Such notice must provide certain information specified in the Company's By-laws. Copies of the Company's By-laws are available to stockholders without charge upon request to the Company's Secretary at the Company's address set forth above.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee has recommended, and the Board of Directors has selected, the firm of KPMG LLP to serve as independent auditors for the Company for the year ending December 31, 2000. KPMG LLP has audited the Company's books since 1970. The Board considers KPMG LLP to be well qualified for the function of serving as the Company's auditors.

         A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if so desires and is expected to be available to respond to appropriate questions from stockholders.

                                     GENERAL

         So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

                              COST OF SOLICITATION

         The cost of solicitation of proxies will be borne by the Company. It is expected that the solicitations will be made primarily by mail, but employees or representatives of the Company may also solicit proxies by telephone or telegraph and in person, and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals at the expense of the Company.

                                           Lydia M. DeSantis
                                                   Secretary

                            GP STRATEGIES CORPORATION

COMMON STOCK              Annual Meeting of Stockholders                  PROXY

                             To Be Held June 8, 2000

           This proxy is solicited on behalf of the Board of Directors

Revoking any such prior appointment, the undersigned, a stockholder of GP Strategies Corporation, hereby appoints Jerome I. Feldman and Scott N. Greenberg, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Sheraton Columbia Hotel, 10207 Wincopin Circle, Columbia, Maryland on June 8, 2000, at 11:00 a.m., local time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted for proposal (1).

1. Election of Directors: G. Chris Andersen, Jerome I. Feldman, Scott N. Greenberg, Sheldon L, Glashow, Roald Hoffmann, Bernard M. Kauderer, John C. McAuliffe, Ogden R. Reid, and Gordon Smale.

  For                       Withhold                           For All Except

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

------------------------------------------------------------------

2. Upon any other matters which may properly come before the meeting or any adjournments thereof.

                   Please sign exactly as name appears below.

                                                Dated                     , 2000
                                                Signature
                                                Signature if held jointly

                    Please mark, sign, date, and return the proxy card promptly using the enclosed envelope. When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.